                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                                 ____________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                Date of report (Date of earliest event reported)
                               December 31, 1998
                               -----------------


                             SEGUE SOFTWARE, INC.
               ------------------------------------------------
              (Exact name of Registrant as Specified in Charter)




               Delaware            0-27794           95-4188982
               --------            -------           ----------
           (State or Other       (Commission       (IRS Employer
           Jurisdiction of       File Number)   Identification No.)
            Incorporation)


              201 Spring Street, Lexington, Massachusetts  02421
              --------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


      Registrant's telephone number, including area code:  (781) 402-1000

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.    Acquisition or Disposition of Assets

     On December 31, 1998, Segue Software, Inc. (the "Registrant") and its wholly-owned subsidiary, SBW Merger Corp. (the "Merger Sub"), entered into an Agreement and Plan of Merger dated as of the same date, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K, with Black & White Software, Inc. ("Black & White"), the sole stockholder of Black & White named therein, and the beneficial owners of the outstanding capital stock of Black & White named therein pursuant to which the Merger Sub was merged with and into Black & White (the "Merger"). As a result of the Merger, which will be treated for accounting purposes as a "pooling of interests" transaction, the Registrant acquired 100% of the outstanding capital stock and assumed all outstanding options of Black & White. In exchange, the holder of the capital stock of Black & White received an aggregate of 224,809 shares of the Registrant's common stock, par value $.01 per share (the "Common Stock"), and the holders of outstanding options to purchase shares of capital stock of Black & White received options to purchase up to 41,870 shares of Common Stock under the Registrant's 1998 Employee Stock Option Plan. Black & White is based in Campbell, California, and is an object management and monitoring company.


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits
           ------------------------------------------------------------------

     (a)   Financial Statements of Business Acquired

           Not applicable.

     (b)   Pro Forma Financial Information

           Not applicable.

     (c)   Exhibits

           2.1 Agreement and Plan of Merger dated as of December 31, 1998 (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request).
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                                 EXHIBIT INDEX
Exhibit        Name
-------        ----
2.1            Agreement and Plan of Merger dated as of December 31, 1998
               (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request).
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          SEGUE SOFTWARE, INC.



Date:  January 12, 1999                   By: /s/ Carl D. Blandino
                                          ------------------------
                                          Carl D. Blandino
                                          Chief Financial Officer